Exhibit (a)(9)

DWS TARGET DATE SERIES

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES

OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of the Trust, acting pursuant to the Trust’s declaration of trust as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective July 14, 2006 amended and restated the Trust’s Prior Designations, in their entirety;

WHEREAS, pursuant to Article VIII, Section 8.3 and Article V, Sections 5.10 and 5.11 of the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), the Trustees, at a meeting held on Wednesday, August 1, 2007, authorized the following name changes and establishment of additional share classes:

(i) Effective as of November 1, 2007, the Series of Shares known as the DWS Conservative Allocation Fund is hereby renamed “DWS LifeCompass Retirement Fund”;

(ii) Effective as of November 1, 2007, the Series of Shares known as the DWS Growth Allocation Fund is hereby renamed “DWS LifeCompass 2020 Fund”;

(iii) Effective as of November 1, 2007, the Series of Shares known as the DWS Moderate Allocation Fund is hereby renamed “DWS LifeCompass 2015 Fund”;

(iv) Effective as of November 1, 2007, the Series of Shares known as the DWS Growth Plus Allocation Fund is hereby renamed “DWS LifeCompass 2030 Fund”;

(v) Effective as of November 15, 2007, a new Series of Shares to be known as the “DWS LifeCompass 2040 Fund” is hereby established and the following Classes of such Series are hereby established and designated as:

“Class A”

“Class C”

“Class S”;

NOW THEREFORE, the Trustees of the Trust, hereby amend and restate the Trust’s Amended and Restated Designation of Series and Class of Beneficial Interest in its entirety, effective as of November 15, 2007, as follows:

1.        The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

DWS LifeCompass Retirement Fund	Class A
Class B
Class C
Class S

DWS LifeCompass 2015 Fund	Class A
Class B
Class C
Class S

DWS LifeCompass 2020 Fund	Class A
Class B
Class C
Class S

DWS LifeCompass 2030 Fund	Class A
Class B
Class C
Class S

DWS LifeCompass 2040 Fund	Class A
Class C
Class S

2.        For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.        The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 19th day of October 2007.

/s/ Henry P. Becton, Jr.	/s/ Dawn-Marie Driscoll
Henry P. Becton, Jr., Trustee	Dawn-Marie Driscoll, Trustee
/s/ Keith R. Fox	/s/ Kenneth C. Froewiss
Keith R. Fox, Trustee	Kenneth C. Froewiss, Trustee
/s/ Martin J. Gruber	/s/ Richard J. Herring
Martin J. Gruber, Trustee	Richard J. Herring, Trustee
/s/ Graham E. Jones	/s/ Rebecca W. Rimel
Graham E. Jones, Trustee	Rebecca W. Rimel, Trustee
/s/ Philip Saunders Jr.	/s/ Axel Schwarzer
Philip Saunders Jr., Trustee	Axel Schwarzer, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

Carl W. Vogt, Trustee